SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2011

Southern Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13668-B Valley Blvd., City of Industry, CA	91746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 213-3266
505 E. Windmill Lane, Ste. 1B #186, Las Vegas, Nevada 89123 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry Into A Material Definitive Agreement

On June 1, 2010, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our sole officer and director, Tyler Richard.  Pursuant to the Agreement, we transferred all assets related to our business of designing and marketing custom beer pong tables to Mr. Richard.  In exchange for this assignment of assets, Mr. Richard agreed to assume all liabilities relating to our former business.  In addition, Mr. Richard agreed to return to treasury and cancel 6,444,444 shares of our common stock.

As a result of the Agreement, we are no longer pursuing our former business plan and will be focusing exclusively on developing a line of mid-priced televisions, monitors and peripherals, marketed under the brand name SIGMAC.  In April of this year, we began to investigate a business plan change that would allow us to enter this consumer electronics market with the assistance of Mr. Ed Meadows and Mr. Ed Wang as our consultants.  After some initial small sales successes, we decided to change our product line and approach to market, working full time with Mr. Meadows and Mr. Wang going forward.  Using their combined industry knowledge and contacts, we are currently working with a number of ISO-9000 certified components manufacturers in Japan, Korea, and China and setting up our own research and development, assembly, and sales and marketing facilities in both China and the United States.  Initial test sales of over 2,850 televisions were made and shipped under purchase orders in late April and May of this year.  Our new management is currently working through their established sales relationships to establish agreements with several different major U.S. electronics distributors and sellers.

Based on its knowledge of and experience in the consumer electronics industry, our management believes that national retailers in the U.S. are searching for a stable supplier of well-designed mid-level flat panel televisions, monitors and peripherals.  Our goal now is to fill this demand by establishing SIGMAC as a competitive, nationally-known brand in the mid-level market niche.  As our new line of business continues to develop, we will make appropriate additional disclosures.

SECTION 5 – CORPORATE GOVERNENCE AND MANAGEMENT

Item 5.01	Changes in Control of Registrant

On June 1, 2011, Mr. Richard agreed to sell all of his remaining 3,055,556 shares to our consultants in the consumer electronics markets,  Mr. Edward Meadows and Mr. Edward Wang.  Mr. Meadows and Mr. Wang each paid $10,000 to acquire 1,527,778 shares from Mr. Richard, resulting in a total of $20,000 paid for the 3,055,556 shares sold.  Following these transactions, Mr. Meadows and Mr. Wang now each hold 27.5% of our total issued and outstanding stock.  The source of the consideration paid to Mr. Richard was the existing funds of the purchasers.  The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

In connection with the sale of his controlling interest in the company, Mr. Richard appointed Mr. Wang and Mr. Meadows to the board of directors and to certain officer positions and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control and the cancellation of certain common stock described in Item 1.01, above, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 1, 2011 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on  5,555,556 shares of Common Stock issued and outstanding after giving effect to the cancellation of common stock described in Item 1.01, above.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Edward Meadows 13668-B Valley Blvd. City of Industry, CA 91746	1,527,778	27.5%
Common	Edward Wang 13668-B Valley Blvd. City of Industry, CA 91746	1,527,778	27.5%
	All Officers and Directors as a Group	3,055,556	55%

	Other 5% owners
	none

 Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Annual Report on Form 10-K filed May 31, 2011 and the Company’s Registration Statement on Form S-1/A filed June 6, 2010, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2011, the board of directors appointed Edward Meadows to our board of directors and to serve as our President, Chief Executive Officer, Chief Financial Officer, and Treasurer.  Also on June 1, 2011, the board of directors appointed Edward Wang to our board of directors and to serve as our Chairman of the Board, Chief Operating Officer and Secretary.  Following these appointments, the board accepted the resignation of Tyler Richard as our former sole officer and director.   There was no known disagreement with Mr. Richard regarding our operations, policies, or practices.

Edward Meadows, our newly appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director, has over 20 years experience in the consumer retail industry. Mr. Meadows graduated from The Ohio State University in 1969 with a major in accounting and a minor in marketing. He passed the CPA exam in 1970 on his first sitting for the national exam.  For the past five years Mr. Meadows has provided financial consulting and sales management expertise to multiple companies including Westinghouse Digital and various other large entities in his own consulting practice awaiting the proper opportunity to reenter the consumer electronics channel.  He was formerly the interim CFO of the television manufacturer Westinghouse Digital, LLC, and prior to this period he also worked as an auditor with PricewaterhouseCoopers.  In addition to his financial experience, Mr. Meadows has over 20 years extensive experience selling to the national accounts of Wal-Mart, Costco, Fry's Electronics, Best Buy, Office Depot, Staples, Target, Tiger Direct, Sam's Club, and Radio Shack which are current and or long term goals for SIGMAC USA.

Edward Wang, our newly-appointed Chairman of the Board, Chief Operating Officer, Secretary and Director, has an Electronics Engineering degree from National Taipei University of Technology in Taiwan.  At the time of his graduation, electronics technology was transitioning from vacuum tubes to the use of transistors in audio, CRT televisions, monitors, and computers.  During this time period he gained extensive manufacturing experience working in various capacities as an Electronics Engineer, Production Manager, Plant Manager, and General Manager for Transworld, RCA and other manufacturers in Taiwan.  In 1982 Mr. Wang started Edward Electronics Co., to provide consumer electronics warranty and repair service, quality assurance, and engineering failure analysis.  His major customers included: Pioneer, Toshiba, Samsung, JVC, Philips, RCA, GE, Mitsubishi, and Sanyo / Fisher. In 1997, Mr. Wang started a monitor OEM warranty service to provide customer service, technical support and refurbishing of CRT and LCD monitors for Viewsonic, Dell and Envision Peripherals, Inc. and scanner assemblies for HP.  In 2005 he began his technical analysis of ongoing LCD television research and design and compiling market research information about the American LCD television market.  The research objective of this technical analysis was to develop a plan to create a new, high quality, affordable American television and consumer electronics brand.

There are no family relationships among any of our current or former directors or executive officers.

Our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any written employment agreements with Mr. Wang and Mr. Edwards.  We have tentatively agreed to compensate both Mr. Wang and Mr. Edwards at salaries of $240,000 per year, with 50% of these amounts to be accrued and unpaid until such time as, in the determination of the board, our cash flow becomes adequate to pay the full salaries while satisfying paying our other expenses as they become due.

SECTION 8 – OTHER EVENTS

Item 8.01         Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed.  Our new office address and phone number is:

13668-B Valley Blvd.
City of Industry, CA 91746
Phone: (626) 213-3266

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Products, Inc.

/s/ Edward Meadows
Edward Meadows
President, Chief Executive Officer

Date: June 1, 2011